Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2023, with respect to the consolidated financial statements of Planet Image International Limited, for the years ended December 31, 2022 and 2021 in this Registration Statement on Form F-1 and the related Prospectus of Planet Image International Limited filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

April 17, 2023